Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-196389 on Form S-8 of our report dated June 27, 2019, appearing in this Annual Report on Form 11-K of the Stewart 401(k) Savings Plan for the year ended December 31, 2018.
/s/ Weaver and Tidwell, LLP
Houston, Texas
June 27, 2019